Exhibit 10.9

PENNYMAC FINANCIAL SERVICES, INC.

INDEMNIFICATION AGREEMENT

This Agreement is made as of ______________, ____, by and between PennyMac Financial Services, Inc., a Delaware corporation (the “Corporation”), and __________________ (the “Indemnitee”), a director or officer of the Corporation (this “Agreement”).

WHEREAS, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available, and

WHEREAS, the increase in corporate litigation subjects directors and officers to expensive litigation risks, and

WHEREAS, it is now and has always been the policy of the Corporation to indemnify its directors and officers, and

WHEREAS, the Corporation desires the Indemnitee to serve, or continue to serve, as a director or officer of the Corporation.

NOW THEREFORE, the Corporation and the Indemnitee do hereby agree as follows:

1.         Definitions. As used in this Agreement:

(a)        The term “Proceeding” shall mean any actual, threatened, pending or completed action, suit, arbitration, alternative dispute resolution proceeding, investigation, inquiry, administrative hearing or any other proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, and whether formal or informal, and any appeal therefrom.

(b)        The term “Corporate Status” shall mean the status of a person who is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, fiduciary, partner, trustee, member, employee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust, limited liability company or other enterprise.

(c)        The term “Delaware Chancery Court” shall mean the Chancery Court of the State of Delaware.

(d)        The term “Expenses” shall mean all costs, expenses, fees and charges, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, investigating, defending, being or preparing to be a witness in or otherwise participating in, or preparing to prosecute or defend, be a witness in or otherwise participate in, any Proceeding or appeals thereof, (including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent), or otherwise relating to a Proceeding, but shall not include the amount of judgments, fines or penalties against Indemnitee or amounts paid in settlement by Indemnitee in connection with such matters.

(e)        The term “Change in Control” shall mean the occurrence of any one of the following:

(i)         Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “person”), other than those persons in control of the Corporation as of the date of this Agreement or a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation’s then outstanding securities;

(ii)       A change in the Board of Directors of the Corporation (the “Board”) such that individuals who as of the date of this Agreement constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board;

(iii)      The consummation of: (a) a plan of complete liquidation of the Corporation; (b) an agreement for the sale or disposition of all or substantially all of the Corporation’s assets; or (c) a merger, consolidation or reorganization of the Corporation with or involving any other corporation, other than a merger, consolidation or reorganization that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Corporation (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization; or

(iv)       The occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.

(f)        The term “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither currently is, nor in the past five years has been, retained to represent: (i) the Corporation or the Indemnitee or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(g)        References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation or any subsidiary which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

2.         Indemnity of Indemnitee. Subject to Sections 5, 6 and 8, the Corporation shall indemnify the Indemnitee in connection with any Proceeding as to which the Indemnitee is, was or is threatened to be made a party (or is otherwise involved) by reason of the Indemnitee’s Corporate Status, to the fullest extent permitted by law (as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification). In furtherance of the foregoing and without limiting the generality thereof:

(a)        Indemnification in Third-Party Proceedings. The Corporation shall indemnify the Indemnitee in accordance with the provisions of this Section 2(a) if the Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding brought by or in the right of the Corporation to procure a judgment in its favor or a Proceeding referred to in Section 5 below) by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, from and against all Expenses and all judgments, fines, losses, liabilities, penalties and amounts paid or payable in settlement (“Losses”) reasonably incurred1 by or on behalf of the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Corporation’s Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws, vote of the Company’s stockholders or disinterested directors or applicable law.

(b)        Indemnification in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify the Indemnitee in accordance with the provisions of this Section 2(b) if the Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, from and against all Expenses and Losses incurred by or on behalf of the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that, if applicable law so requires, no indemnification shall be made under this Section 2(b) in respect of any claim, issue or matter as

1         See Article IV, Section 1 of the Bylaws.

to which the Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Delaware Chancery Court or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification.

3.         Indemnification of Successful or Partly Successful Party. Notwithstanding any other provision of this Agreement and without limiting the rights of the Indemnitee under any other provision hereof, to the extent that the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein (other than a Proceeding referred to in Section 5), the Indemnitee shall be indemnified against all Expenses and Losses incurred by or on behalf of the Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues, or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses and Losses incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter.

4.         Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by law and to the extent that the Indemnitee is, by reason of the Indemnitee’s Corporate Status, a witness or otherwise asked to participate in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Expenses incurred by or on behalf of the Indemnitee in connection therewith.

5.         Exceptions to Right of Indemnification. Notwithstanding anything to the contrary to this Agreement, the Corporation shall not indemnify the Indemnitee under this Agreement in connection with a Proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board; and the Corporation shall not indemnify the Indemnitee to the extent the Indemnitee has been reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to the Indemnitee and the Indemnitee is subsequently reimbursed from the proceeds of insurance, the Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement; provided that the foregoing shall not apply to any claims related to the interpretation, enforcement or defense of the Indemnitee’s rights under this Agreement by litigation or otherwise, including as provided in Section 9.

6.         Notification and Defense of Claim.

(a)        The Indemnitee shall notify the Corporation in writing as soon as reasonably practicable of any Proceeding for which indemnity will or could be sought. The failure of Indemnitee to timely notify the Corporation hereunder shall not relieve the Corporation from any liability hereunder and any delay or failure in so notifying the Corporation shall not constitute a waiver by the Indemnitee of any rights hereunder except to the extent that such failure actually and materially prejudices the interests of the Corporation. The Indemnitee shall have the right to employ his or her own counsel in connection with such Proceeding, and the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement, and provided that Indemnitee’s counsel shall cooperate reasonably with the Corporation’s counsel to minimize the cost of defending claims against the Corporation and the Indemnitee.

(b)        The Corporation shall not be required to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on the Indemnitee or otherwise impose any Losses on the Indemnitee that are not indemnified by the Corporation without the Indemnitee’s written consent (provided that prior to such settlement the Corporation shall acknowledge in writing the Indemnitee’s right to be indemnified for such Losses pursuant to this Agreement). Subject to the foregoing provisions of this Section 6(b), neither the Corporation nor the Indemnitee will unreasonably withhold or delay their consent to any proposed settlement.

7.         Advancement of Expenses. Notwithstanding any provision of this Agreement to the contrary, the Corporation shall advance, subject to Section 8(b) and to the extent not prohibited by law, the Expenses incurred by the Indemnitee in connection with any Proceeding, and such advancement shall be made within fifteen calendar days after the receipt by the Corporation of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced to the extent that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Agreement and a statement or statements requesting such advances from time to time (which statements shall provide, to the extent available or reasonably ascertainable, reasonable evidence of the Expenses incurred or reasonably expected to be incurred by the Indemnitee) in connection therewith, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to the Indemnitee’s ability to repay the Expenses and without regard to the Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all Expenses incurred pursuing an action to enforce this right of advancement. This Section 7 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 5.

8.         Procedures.

(a)        In order to obtain indemnification pursuant to this Agreement, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification; provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Any such indemnification shall be made promptly, and in any event within 30 calendar days after receipt by the Corporation of the written request of the Indemnitee, subject to the provisions of Sections 8(b) and 9(c) below. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Corporation, or to provide such a request in a timely fashion, shall not relieve the Corporation of any liability that it may have to Indemnitee except to the extent that such failure actually and materially prejudices the interests of the Corporation.

(b)        With respect to requests for indemnification hereunder, solely to the extent required by applicable law, indemnification shall be made insofar as the Corporation determines that Indemnitee has met the applicable standard of conduct set forth herein. Any determination as to whether Indemnitee has met the applicable standard of conduct set forth herein, and any determination that advanced Expenses must be subsequently repaid to the Corporation, shall be made, in the discretion of the Board, (1) by a majority vote of the directors of the Corporation consisting of persons who are not, and were not, a party to the Proceeding in respect of which indemnification is sought by the Indemnitee (“disinterested directors”), even if less than a quorum of the Board, (2) by a committee of disinterested directors designated by a majority vote of disinterested directors, even if less than a quorum of the Board, or (3) if there are no disinterested directors, or if the disinterested directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee. Any such determination with respect to requests for indemnification shall be made within the 30-day period referred to in Section 8(a) (unless extended by mutual agreement by the Corporation and Indemnitee); provided that if such determination has not been made within such 30-day period, then the Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided, further, that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 calendar days, if the person (or persons) making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding; provided that, in the event the determination regarding standard of conduct has not been made within the period required by this Section 8(b), then the Indemnitee shall be deemed to have satisfied the applicable standard of conduct with respect to such Proceeding. For the purpose of the foregoing determination with respect to requests for indemnification or repayment of advanced Expenses, the Indemnitee shall be entitled to a presumption that he or she has met the applicable standard of conduct set forth herein and the Company shall have the burden of proof to overcome that presumption and establish that the Indemnitee is not so entitled.

(c)        Notwithstanding anything to the contrary set forth in this Agreement, if a request for indemnification is made after a Change in Control, at the election of the Indemnitee made in writing to the Corporation, any determination required to be made pursuant to Section 8(b) above as to whether the Indemnitee has met the applicable standard of conduct or is required to repay advanced Expenses shall be made by either, as elected by the Indemnitee, (1) a majority vote of the disinterested directors, even if less than a quorum of the Board or (2) Independent Counsel selected as provided in this Section 8(c), in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee. The Independent Counsel shall be selected by the Indemnitee, unless the Indemnitee shall request that such selection be made by the Board. The party making the determination shall give written notice to the other party advising it of the identity of the Independent Counsel so selected. The party receiving such notice may, within seven calendar days after such written notice of selection shall have been given, deliver to the other party a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1, and the objection shall set forth the factual basis of such assertion. Absent an objection delivered within such seven day period setting forth such objection, the person so selected shall act as Independent Counsel. If a written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within 20 calendar days after submission by the Indemnitee of a written request for indemnification, no Independent Counsel shall have been selected or if selected, shall have been objected to, in accordance with this paragraph either the Corporation or the Indemnitee may petition the Delaware Chancery Court for resolution of any objection which shall have been made by the Corporation or the Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel. The Corporation shall pay the reasonable fees and expenses of Independent Counsel incurred in connection with its acting in such capacity. The Corporation shall pay any and all reasonable and necessary fees and expenses incident to the procedures of this paragraph, regardless of the manner in which such Independent Counsel was selected or appointed. In the event the determination regarding standard of conduct has not been made by the disinterested directors within the foregoing 30-day period or within 30 calendar days of the date in which the Independent Counsel is finally determined pursuant to this Section 8(c), as the case may be, then the Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 calendar days, if the person (or persons) making such determination in good faith requires such additional time to obtain or evaluate information relating thereto.

(d)        The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(e)        The Corporation acknowledges that a settlement or other disposition short of final judgment may be successful on the merits or otherwise if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f)        The Indemnitee shall reasonably cooperate with the person (or persons) making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person (or persons) upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Expenses incurred by the Indemnitee in so cooperating shall be borne by the Corporation

(irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies the Indemnitee therefrom.

(g)        Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Corporation, including financial statements, or on information, opinions, reports or statements supplied to Indemnitee by the officers or employees of the Corporation or any subsidiary in the course of their duties, or on the advice of legal counsel for the Corporation or on information or records given or reports made to the Corporation by an independent certified public accountant or by an appraiser or other expert selected by the Corporation in accordance with applicable law.

(h)        The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation or any subsidiary shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

9.         Remedies.

(a)        The right to indemnification or advancement of Expenses as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition or payment thereof is made within the applicable period referred to in Section 7 or 8.

(b)        In the event that a determination shall have been made pursuant to Section 8(b) or 8(c) that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to this Section 9, unless otherwise required by law, the Corporation shall have the burden of proving the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)        If a determination shall have been made pursuant to Section 8(b) or 8(c) that the Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 9, absent a prohibition of such indemnification under applicable law.

(d)        Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(e)        The Indemnitee’s Expenses incurred in connection with successfully establishing the Indemnitee’s right to indemnification, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation.

The Corporation shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all the provisions of this Agreement.

10.       Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses and Losses incurred by or on behalf of the Indemnitee in connection with any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such Expenses and Losses to which the Indemnitee is entitled.

11.       Subrogation. In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers reasonably required and take all action necessary to secure such rights, including execution of such documents as are reasonably necessary to enable the Corporation to bring suit to enforce such rights.

12.       Term of Agreement. This Agreement shall continue until and terminate upon the later of (a) ten years after the date that the Indemnitee shall have ceased to serve as a director or officer of the Corporation or any subsidiary or, at the request of the Corporation, as a director, officer, partner, trustee, member, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise or (b) one year after the final termination of all Proceedings then pending in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by the Indemnitee pursuant to Section 9 of this Agreement relating thereto.

13.       Indemnification Hereunder Not Exclusive.

(a)        The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Amended and Restated Certification of Incorporation of the Corporation, the Amended and Restated By-Laws of the Corporation, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of Delaware, any other law (common or statutory), or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while holding office for the Corporation. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by the Indemnitee in the Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Amended and Restated Certificate of Incorporation of the Corporation, the Amended and Restated By-Laws of the Corporation and/or this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)        The Corporation shall use commercially reasonable efforts to purchase and maintain Directors and Officers liability insurance, at its expense, to protect itself and the Indemnitee against any expense, liability or loss incurred by it or the Indemnitee in any such capacity, or arising out of the Indemnitee’s status as such, whether or not the Indemnitee would be indemnified against such expense, liability or loss under this Agreement.

14.       Contribution.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Corporation and the Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Corporation (and its directors, officers, employees and agents) and the Indemnitee in connection with such event(s) and/or transaction(s).

15.       No Special Rights. Nothing herein shall confer upon the Indemnitee any right to continue to serve as an officer or director of the Corporation for any period of time or at any particular rate of compensation.

16.       Savings Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify the Indemnitee as to Expenses and Losses with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law. In furtherance of the foregoing, if any provision of this Agreement shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable provisions had been omitted therefrom so long as the economic or legal substance of the matters contemplated by this Agreement is not affected in any manner materially adverse to any party; provided that the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the matters contemplated hereby are fulfilled to the fullest extent possible.

17.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

18.       Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of the Indemnitee.

19.       Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20.       Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver. Except as specifically set forth herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

21.       Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand, (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed or (iii) one business day after being dispatched by reputable overnight courier:

(a)        if to the Indemnitee, to the address set forth on the signature page hereto.

(b)        if to the Corporation, to: PennyMac Financial Services, Inc., 3043 Townsgate Road, Westlake Village, CA 91361, Attn: Legal Department.

or to such other address as may have been furnished to the Indemnitee by the Corporation or to the Corporation by the Indemnitee, as the case may be.

22.       Applicable Law. This Agreement and any dispute or claim hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The Indemnitee may elect to have the right to indemnification or reimbursement or advancement of Expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of Expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of Expenses is sought; provided, however, that if no such notice is given, and if the General Corporation Law of Delaware is amended, or other Delaware law is enacted, to permit further indemnification of the directors and officers, then the Indemnitee shall be indemnified to the fullest extent permitted under the General Corporation Law of Delaware, as so amended, or by such other Delaware law, as so enacted.

23.       Enforcement. The Corporation expressly confirms and agrees that it has entered into this Agreement in order to induce the Indemnitee to continue to serve as an officer or director of the Corporation, and acknowledges that the Indemnitee is relying upon this Agreement in continuing in such capacity.

24.       Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. For avoidance of doubt, the parties confirm that the foregoing does not apply to or limit the Indemnitee’s rights under Delaware law or the Corporation’s Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws.

25.       Consent to Suit. In the case of any dispute under or in connection with this Agreement, the Corporation and the Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Chancery Court, and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Chancery Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Chancery Court, and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Chancery Court has been brought in an improper or inconvenient forum. Any judgment entered against either of the parties in any proceeding hereunder may be entered and enforced by any court of competent jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PENNYMAC FINANCIAL SERVICES, INC.

By:
Name:
Title:

INDEMNITEE:

By:
Name:

Address: